ITEM 77Q(c) ? COPIES
OF NEW OR
AMENDED
REGISTRANT
INVESTMENT
ADVISORY
CONTRACTS




Schedule 1
to Limited Power of
Attorney
dated as of March 31,
1999
(revised January 31,
2014)
by Federated Institutional
Trust
(the Trust "), acting on
behalf of each of the
series portfolios
listed below, and
appointing
Federated Investment
Management Company
the attorney-in-fact of the
Trust


List of Series Portfolios

Federated Government
Ultrashort Duration Fund
Federated Institutional
High Yield Bond Fund
Federated Short-
Intermediate Total
Return Bond Fund
(formerly, Federated
Intermediate
Government/Corporate
Fund)








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